Exhibit 99.2

OZOP Plus Engages TecAssured to Provide Direct to Consumer Electric Vehicle Service Contracts

Warwick, NY, Nov. 24, 2023 — EV Insurance Company, Inc, DBA OZOP Plus, a wholly owned subsidiary of Ozop Energy Solutions, Inc. (OZSC), announces a collaboration with TecAssured LLC, a leading software company renowned for its cutting-edge technology solutions in the comprehensive lifecycle management.

TecAssured’s prowess in developing innovative solutions for service contracts, warranties, and aftermarket products across diverse industries is set to elevate OZOP Plus’s offerings to new heights. Their robust rating engine, streamlined administration software, online sales portals, and direct-to-consumer eContracting websites, provide customizable and out-of-the-box solutions that empower companies nationwide.

In a strategic move poised to reshape the market, OZOP Plus is set to unveil its’ OZOP Plus branded Electric Vehicle, Vehicle Service Contract (VSC) directly to consumers. The agreement allows OZOP Plus to create separate landing pages for any organization that wishes to market the Fully Charged VSC to their members and for that organization to earn a marketing fee. The product also offers a streamlined payment processing system, ensuring a seamless online transaction experience for customers.

This agreement evidences our commitment to provide comprehensive battery protection to consumers. Royal Administration will continue to serve as the Third-Party Administrator (TPA) for claims, leveraging their expertise in claims processing through their dedicated claims center and the battery portion of the premium for all VSC’s sold will be ceded to OZOP Plus.

Brian Conway, CEO of Ozop stated, “With a shared commitment to excellence and innovation, OZOP Plus and TecAssured are set to redefine the electric vehicle service contract market, delivering value-added services and a customer-centric approach. This collaboration underscores OZOP Plus’s dedication to staying at the forefront of the industry, providing cutting-edge solutions for electric vehicle owners nationwide.”

“We are thrilled to partner with OZOP Plus on this exciting journey towards revolutionizing the electric vehicle service contract market, said Joseph Pesce, CEO of TecAssured. “Our advanced technology, combined with OZOP Plus’s dedication to excellence, will provide consumers with robust battery protection and a smooth online transaction experience.”

About Ozop Energy Solutions

Ozop Energy Solutions (http://ozopenergy.com/) is a market leader in inventing, designing, developing, manufacturing, and distributing ultra-high-power chargers, inverters, and power supplies for a variety of sectors. Our strategic focus lies in seizing a significant share of the rapidly growing renewable energy market.

About TecAssured

TecAssured is a leading provider of streamlined technology solutions for the sale, management and end-to-end administration of automotive aftermarket, insurance and consumer products. Our integrated software suite offers the industry’s most powerful rating engine, end-to-end management tools – from multi-provider plan comparisons and online sales to administration and claims – with unparalleled flexibility and speed-to-market. Each can be implemented out-of-the-box or customized by combining features across our software platforms, integrating with product providers, and connecting to financing and other industry solutions. To learn more visit www.tecassured.com or call us at 614-881-1042.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a top-tier manufacturer and distributor of renewable energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of competitively priced renewable energy products with a firm commitment to customer satisfaction.

About Ozop Engineering and Design

Ozop Engineering and Design (http://ozopengineering.com) is renowned for engineering energy-efficient, easy-to-install-and-use digital lighting controls solutions for commercial buildings, campuses, and sports complexes across North America.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties...The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com